Exhibit 23.2.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2000, except for Note 4, which is as of May 2, 2000, and Note 10, which is as of May 19,
2000, relating to the financial statements, which appears in Spectrian Corporation's Annual Report on Form 10-K for the year ended March 31, 2000.


/s/ PricewaterhouseCoopers LLP
San Jose, California
August 16, 2000

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